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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed by Clark/Bardes Holdings, Inc. of our report dated May 2, 2000 relating to our audits of the financial statements of Pearl Meyer & Partners, Inc. as at December 31, 1999 and December 31, 1998 and for each of the three years in the period then ended, included in the Form 8-K dated July 5, 2000, filed by Clark/Bardes Holdings, Inc. which has been incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.


                                             /s/ CORNICK, GARBER & SANDLER, LLP


                                             CORNICK, GARBER & SANDLER, LLP
New York, New York
September 13, 2000